                                                                   EXHIBIT 31(a)

                                 CERTIFICATIONS

I, Joseph T. Dunsmore, certify that:

     1. I have reviewed this annual report on Form 10-K/A of Digi International Inc.; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  December 8, 2005
                                            /s/ Joseph T. Dunsmore
                                            ------------------------------------
                                            Joseph T. Dunsmore
                                            President, Chief Executive Officer,
                                            and Chairman